Exhibit 99.1

SINTX Technologies Announces Stock Repurchase Program

Salt Lake City, UT – November 18, 2024 – SINTX Technologies, Inc. (NASDAQ: SINT) (“SINTX” or the “Company”), an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and technical applications, today announced that its Board of Directors has authorized a stock repurchase program to buy back up to $500,000 of the company’s outstanding common stock over the next several quarters which equates to about 20% of total outstanding shares. The repurchases will be conducted based on market conditions and other factors, reflecting SINTX’s confidence in its strategic direction and commitment to enhancing shareholder value.

Strategic Rationale

This initiative aligns with SINTX’s strategic focus on optimizing its capital structure and delivering long-term value to shareholders. By repurchasing shares, the company aims to reduce the number of outstanding shares, thereby increasing the ownership stake of remaining shareholders and enhancing earnings per share. Similar to actions taken by other industry leaders, SINTX believes that a stock repurchase program is an effective way to return capital to shareholders.

Management Commentary

“We believe that the current market undervalues SINTX’s potential,” said Eric Olson, CEO of SINTX Technologies. “This repurchase program underscores our confidence in the company’s strategic initiatives and our commitment to delivering value to our shareholders. By leveraging our strong balance sheet, we are taking a proactive approach to capital allocation, similar to other companies in our industry that have successfully implemented share repurchase programs.”

Program Details

The stock repurchase program will be managed by Maxim Group, LLC, a recognized leader in investment banking and asset management. The repurchase program does not obligate the Company to acquire any particular amount of common shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion. The timing and amount of any share repurchases under the share repurchase program will be determined by SINTX’s management at its discretion based on ongoing assessments of the capital needs of the business, the market price of the Company’s common stock, corporate and regulatory requirements, and general market conditions. Share repurchases under the program may be made through a variety of methods, which may include open market purchases, in block trades, accelerated share repurchase transactions, exchange transactions, the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or any combination of such methods.

For more information, please visit www.sintx.com

About SINTX Technologies, Inc.

SINTX Technologies is an advanced ceramics company that develops and commercializes materials, components, and technologies for medical and technical applications. SINTX is a global leader in the research, development, and manufacturing of silicon nitride, and its products have been implanted in humans since 2008. Over the past several years, SINTX has utilized strategic acquisitions and alliances to enter into new markets. The Company has manufacturing and R&D facilities in Utah and Maryland. For more information on SINTX Technologies or its materials platform, visit www.sintx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) that are subject to a number of risks and uncertainties. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding advancement of ceramic technologies and exploring new avenues for growth and innovation, and the potential to pursue growth opportunities and explore strategic opportunities.

Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, difficulty in commercializing ceramic technologies and development of new product opportunities. A discussion of other risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements can be found in SINTX’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the SEC on March 27, 2024, and in SINTX’s other filings with the SEC. SINTX undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report, except as required by law.

Business and Media Inquiries for SINTX:

SINTX Technologies
801.839.3502
IR@sintx.com